Exhibit 99.1

APAC Customer Services to be Acquired by One Equity Partners

•      APAC Shareholders to Receive $8.55 Per Share

•      Total Purchase Price of Approximately $470 Million

Bannockburn and CHICAGO, IL, July 7, 2011 — APAC Customer Services, Inc. (“APAC”) (Nasdaq: APAC), a leader in global outsourced services and solutions, and One Equity Partners (“One Equity” or “OEP”) the private investment arm of JPMorgan Chase & Co, announced today that they have entered into a definitive merger agreement under which an affiliate of One Equity will acquire 100% of APAC, through an all-cash transaction with an aggregate equity value of approximately $470 million.  APAC’s Board of Directors has unanimously approved the transaction.

Under the terms of the agreement, One Equity Partners will pay APAC stockholders $8.55 per share in cash, which represents a premium of approximately 57% over APAC’s closing share price on July 6, 2011, the last trading day prior to today’s announcement.  The acquisition is anticipated to be funded through committed equity and credit facilities and is not subject to any financing contingencies.

Theodore G. Schwartz and his affiliated entities, representing approximately 39% of APAC’s outstanding shares, have entered into a voting agreement to vote in favor of the transaction. The transaction is expected to close in the fourth quarter of 2011, subject to the satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance and approval of APAC’s shareholders.

One Equity is the majority owner of NCO Group, Inc., a leading global provider of business process outsourcing services.  OEP will seek to combine APAC with NCO Group to build market leadership in business process outsourcing and customer care solutions.

“We believe that this transaction, at a 57% premium to yesterday’s closing price, represents compelling value, and the Board is pleased to recommend this deal to APAC’s shareholders”, stated Theodore Schwartz, Chairman of APAC.

“APAC has a market leading reputation for delivering exceptional customer experiences.  We believe this combination will allow both APAC and NCO to enhance the levels of service and support that they currently provide to their valued customers,” said Tom Kichler, Managing Director at One Equity Partners.  “We are excited about investing behind the growth of these two great businesses.”

Kevin Keleghan, APAC’s President and CEO, commented, “We are thrilled to be entering into a new chapter in APAC’s history. My management team and I look forward to working with One Equity Partners to build a world-class enterprise dedicated to enhancing the customer experience.  We believe that a partnership with NCO will create new opportunities for our company, our clients, and our people.”

Advisors

Credit Suisse Securities (USA) LLC served as financial advisor to APAC on the transaction.  Kirkland & Ellis LLP served as legal advisor to APAC.

Dechert LLP served as legal advisor to One Equity Partners.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of quality customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries.  APAC partners with its clients to deliver custom solutions that enhance bottom-line performance.  For more information, call 1-800-OUTSOURCE.  APAC’s comprehensive web site is http://www.apaccustomerservices.com.

About One Equity Partners

One Equity Partners is the private investment arm of JPMorgan Chase & Co. and manages over $10.5 billion in commitments and investments solely for the bank. OEP enters into long-term partnerships with companies to create sustainable value through long-term growth driven both organically and inorganically. Founded in 2001, OEP has 39 investment professionals in New York, Chicago, Silicon Valley, Frankfurt, Hong Kong and elsewhere around the globe. Visit www.oneequity.com for more information.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia. Visit www.ncogroup.com/ for more information.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between APAC and OEP, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for the combined company and any other statements by management of APAC, OEP and NCO concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based.  Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected.  Such statements are based upon the current beliefs and expectations of the Company’s management.  The Company intends its forward-looking statements to speak only as of the date on which they were made.  The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the Company; and its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control;  the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the acquisition in a timely manner, if at all; the inability to complete the acquisition due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the acquisition, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in APAC’s business relationships, operating results and business generally, diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the acquisition; the possibility that legal proceedings may be instituted against APAC or others relating to the acquisition and the outcome of such proceedings; and other risk factors listed in APAC’s most recent SEC filings .

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and its subsequent filing on Form 10-Q for the fiscal quarter ended April 3, 2011. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

Additional Information

In connection with the proposed merger, APAC will file with the SEC relevant materials, including a preliminary proxy statement on Schedule 14A with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of APAC.  APAC URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT INCLUDING ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS APAC FILES WITH THE SEC REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT APAC AND THE PROPOSED ACQUISITION. Copies of all documents filed with the SEC regarding this transaction can be obtained, free of charge, at the SEC’s website (www.sec.gov). They can also be obtained from the Investor Relations section of APAC’s website at http://ir.apaccustomerservices.com/index.cfm.

APAC and its respective directors, executive officers and certain other members of management may be soliciting proxies from APAC shareholders in favor of the merger.  Information regarding the persons who, under the rules of the SEC, may be deemed participants in the solicitation of the APAC shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about APAC’s executive officers and directors in the proxy statement for APAC’s 2011 annual meeting of shareholders, filed with the SEC on April 22, 2011. Copies of these documents may also be obtained from APAC as described above.

APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com